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Our File Number: 51631-00001516315163100001

Exhibit 5.1

January 21, 2011

Jinhao Motor Company
Dawang Industrial Park
Hi-Tech Exploit Area
Zhaoqing City, Guangdong 526238
People’s Republic of China

Re:	Jinhao Motor Company / Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to Jinhao Motor Company, a Nevada corporation (the “Company”), in connection with the registration by the Company of 10,800,095 shares (the “Shares”) of its common stock, $0.001 par value per share (the “Common Stock”), to be sold by certain selling stockholders of the Company under a Registration Statement on Form S-1 (the “Registration Statement”) as filed with the Securities and Exchange Commission (the “Commission”). Of the 10,800,095 Shares subject to the Registration Statement (a) 6,857,204 of such Shares are issuable upon the conversion of Series A Redeemable Convertible Preferred Stock (the “Preferred Stock”) issued to certain accredited investors in a September 2010 private placement, (b) 3,428,601 of such Shares are issuable upon the exercise of warrants issued to certain accredited investors in the September 2010 private placement, and (c) 514,290 of such Shares are issuable upon the exercise of warrants issued to Hudson Securities, Inc., in consideration for its services as placement agent in connection with the September 2010 private placement (collectively with the warrants referenced in item (b), the “Warrants”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Articles of Incorporation of the Company, as amended to date; (iii) the Bylaws of the Company; (iv) a specimen certificate representing the Common Stock, filed as an exhibit to the Registration Statement; and (v) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Preferred Stock and the Warrants, the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and such other matters as relevant. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

PHOENIX • TUCSON • LAS VEGAS • RENO • ALBUQUERQUE • SILICON VALLEY
www.lewisandroca.com

January 21, 2011

In our examination we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures on the documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies. In rendering the opinions below, we have relied upon the accuracy and completeness of the factual matters set forth in such documents.

Based upon and subject to the foregoing, we are of the opinion that the Shares are duly authorized and, upon conversion of the Preferred Stock and exercise of the Warrants in accordance with the terms thereof and issuance and delivery of certificates (or book entry notation if not certificated) representing such Shares against payment therefore, the Shares will be validly issued, fully paid and nonassessable.

We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving the laws of the State of Nevada (excluding securities laws). We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal securities laws related to the issuance and sale of the Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/Lewis and Roca LLP

LEWIS AND ROCA LLP